UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): December 8, 2020

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Charles Ewing Boulevard, Ewing, New Jersey	08628
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 806-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	CHD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 14, 2020, Church & Dwight Co., Inc. (the “Company”) announced that Steven P. Cugine, the Company’s Executive Vice President, International and Global New Products, has advised the Company that he intends to retire in the second quarter of 2021. The Company’s Board of Directors has appointed Barry A. Bruno to succeed Mr. Cugine as the Company’s Executive Vice President, International, effective January 4, 2021. From January 4, 2021 through his retirement, Mr. Cugine will provide transitional support to Mr. Bruno. Mr. Cugine will also continue to serve as the Company’s Executive Vice President, Global New Products until his retirement.

Since 2013, Mr. Bruno, has held leadership roles within the Company’s Global Markets Group (formerly called the Export group) and been a key contributor in doubling the size of the group’s business over the last five years. From January 2016 through the present, Mr. Bruno served as the Company’s Vice President, International Marketing and Global Markets Group. From May 2015 through December 2015, Mr. Bruno served as the Company’s General Manager, International Marketing and Export Sales. From July 2013 through April 2015, Mr. Bruno served as the Company’s Director, Export. Prior to joining the Company, Mr. Bruno held various positions with increasing responsibility in the consumer and diagnostics business units of Johnson & Johnson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date: December 14, 2020	By:	/s/ Patrick de Maynadier
	Name:	Patrick de Maynadier
	Title:	Executive Vice President, General Counsel and Secretary